As filed with the Securities and Exchange Commission on January 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEUROSENSE THERAPEUTICS LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Ha-Menofim Street, Building B

Herzliya 4672562 Israel

+972-9-799-6183

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street,
18th Floor, New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert L. Grossman, Esq. Gary Emmanuel, Esq. David Huberman, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th Floor 132 Menachem Begin Rd Tel Aviv, Israel 6701101 +1 212 801 9337	Perry Wildes Goldfarb Gross Seligman & Co. One Azrieli Center Tel Aviv 6702100, Israel +972 (3) 607-4444

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities being registered hereunder include $85,778,066 of unsold securities which remain unsold as of the date hereof (the “Unsold Securities”) previously registered under the Company’s registration statement on Form F-3 (File No. 333-269306), which was originally filed with the SEC on January 19, 2023 and became effective on January 30, 2023 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such Unsold Securities was $9,453. Pursuant to Rules 415(a)(5)(ii) and 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the earlier of the effective date of this Registration Statement or 180 days after January 30, 2026. If, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act, and the updated amount of new securities to be registered on this Registration Statement.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance, and sale of such indeterminate number of ordinary shares, including in the form of ordinary shares, debt securities, subscription rights, warrants and units which together shall have an aggregate initial offering price not to exceed $150,000,000; and

●	an Capital on Demand Sales Agreement prospectus supplement covering the offering, issuance, and sale of the registrant’s ordinary shares that may be issued and sold under an at-the-market Capital on Demand Sales Agreement, or the Sales Agreement, between the registrant and JonesTrading Institutional Services LLC, in an aggregate amount of up to $6,525,000.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The Sales Agreement prospectus supplement immediately follows the base prospectus. The ordinary shares that may be offered, issued, and sold under the Sales Agreement prospectus supplement are included in the $150,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $6,525,000 included in the Sales Agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full $6,525,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 29, 2026

PROSPECTUS

$150,000,000

Ordinary Shares

Warrants

Debt Securities

Subscription Rights and/or Units

Offered by the Company

NEUROSENSE THERAPEUTICS LTD.

We may offer and sell to the public from time to time in one or more series or issuances up to $150,000,000 in the aggregate of ordinary shares, warrants to purchase ordinary shares and/or debt securities, debt securities (including convertible debt securities), subscription rights and/or units consisting of two or more of these classes or series of securities.

We refer to the ordinary shares, warrants, debt securities, subscription rights and units collectively as “securities” in this prospectus.

Each time we offer to sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should carefully read this prospectus, the applicable prospectus supplement and any applicable free writing prospectuses, as well as any documents incorporated by reference, before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement.

Our ordinary shares and warrants, each warrant exercisable for one ordinary share, are traded on the Nasdaq Capital Market under the symbols “NRSN” and “NRSNW,” respectively. The last reported sale price for our ordinary shares on January 28, 2026 as quoted on the Nasdaq Capital Market was $0.9284 per share, and the last reported sale price for our warrants on January 28, 2026 as quoted on the Nasdaq Capital Market was $0.35 per warrant.

As of January 27, 2026, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately $31.4 million, based on 33,112,839 ordinary shares outstanding, of which 25,537,389 ordinary shares were held by non-affiliates, and a per ordinary share price of $1.23 based on the closing sale price of our ordinary shares on the Nasdaq Capital Market on December 3, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding ordinary shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our ordinary shares held by non-affiliates is less than $75.0 million. During the prior 12 calendar month period that ends on and includes the date of this prospectus, we have sold approximately $3.9 million of our securities pursuant to General Instruction I.B.5 on Form F-3.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and as such, will be eligible for reduced public company disclosure requirements. See “About the Company—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 6 and the “Risk Factors” in “Item 3. Key Information—D. Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $150,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference herein, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus, the applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We do not take any responsibility, and can make no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement and any free writing prospectus being used in connection with the offering is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, any applicable prospectus supplement and free writing prospectus, and the documents incorporated herein and therein, before making an investment decision. This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

Unless otherwise indicated or the context otherwise requires, in this prospectus, “NeuroSense,” the “Company,” “we,” “us” and “our” refer to NeuroSense Therapeutics Ltd. and its consolidated subsidiaries.

ABOUT THE COMPANY

Overview

We are a clinical-stage biotechnology company focused on discovering and developing treatments for people living with neurodegenerative diseases, including Amyotrophic Lateral Sclerosis (“ALS”), Alzheimer’s disease (“AD”) and Parkinson’s disease (“PD”). We believe these diseases represent some of the most significant unmet medical needs of our time, with limited effective therapeutic options available. The burden of these diseases on both patients and society is substantial. For example, the average annual cost of ALS alone is $180,000 per patient, and its estimated annual burden on the U.S. healthcare system is greater than $1 billion. Due to the complexity of neurodegenerative diseases, our strategy is utilizing a combined therapeutic approach to target multiple disease-related pathways.

Our lead therapeutic candidate, PrimeC, is a novel extended-release oral formulation, fixed-dose combination of two FDA-approved drugs, ciprofloxacin and celecoxib. PrimeC is designed to treat ALS by modulating microRNA synthesis, iron accumulation, and neuroinflammation, all of which are hallmarks of ALS pathology. The U.S. Food and Drug Administration, or the FDA and the European Medicines Agency, or the EMA have granted PrimeC orphan drug designation for the treatment of ALS. In addition, the EMA has granted PrimeC the Small and Medium-Sized Enterprise, or SME, status, which offers significant potential benefits leading up to and following drug regulatory approval. We believe PrimeC’s multifunctional mechanism of action has the potential to significantly prolong lifespan and improve ALS patients’ quality of life, thereby reducing the burden of this debilitating disease on both patients and healthcare systems.

PrimeC was evaluated in PARADIGM, a Phase 2b randomized, multi-center, multinational, prospective, double-blind, placebo-controlled study, to evaluate safety, tolerability, and efficacy of PrimeC in 68 people living with ALS. Participants were being administered PrimeC or placebo at a 2:1 ratio, respectively, for the six-month double-blind part. Study participants were allowed to continue standard of care treatment of approved products. The primary endpoints of the study are an evaluation of ALS-biomarkers as well as safety and tolerability assessment. Secondary and exploratory endpoints are the evaluation of clinical efficacy (ALS Functional Rating Scale — Revised, or ALSFRS-R, and slow vital capacity), survival, and improvement in quality of life. All subjects who completed the six-month double-blind, placebo-controlled dosing period had the opportunity to be transferred to the PrimeC active arm for a 12-month open label extension. The study completed enrollment in May 2023, enrolling 69 participants, in which 68 are living with ALS and one participant who was misdiagnosed for ALS and was excluded from the evaluations. Four ALS clinical centers participated in the study in three territories: Israel, Italy, and Canada. In December 2023, we reported that we met the primary safety and tolerability endpoints and achieved secondary clinical efficacy endpoints in the top-line results of our 6-month double-blind phase of PARADIGM. In May 2024, we announced new positive data analysis from PARADIGM clinical trial demonstrating statistically significant slowing of disease progression in high-risk ALS patients. In July 2024, we announced results from the 12-month analysis of the PARADIGM clinical trial which showed a significant improvement in the rate of decline of ALS Functional Rating Scale-Revised (ALSFRS-R) scores and survival rates for subjects who received PrimeC from the start of the trial compared to those who started on placebo. In August 2024, we announced positive 12-month biomarker data from the PARADIGM clinical trial, which showed a significant decrease in ferritin levels and a corresponding increase in transferrin levels, both indicating alleviation of the pathology.

In October 2024, we completed the full 18-month dosing in PARADIGM, and in December 2024, we announced results from the 18-month analysis of the PARADIGM clinical trial which showed statistically significant positive results from the 18-month data analysis of the PARADIGM study, evaluating the efficacy of PrimeC in the treatment of ALS. In February 2025, we announced additional findings from an 18-month analysis of the PARADIGM clinical trial showing improvements in two additional endpoints, complication-free survival (analysis which includes death from any cause or respiratory insufficiency or hospitalization due to ALS-related complications) and Slow Vital Capacity (SVC), measuring respiratory function. In September 2025, we announced a new analysis of 18-month data of the PARADIGM clinical confirming that the observed benefit of initiating PrimeC early in disease progression is consistent after accounting for patient variability. Such results highlighted the potential of PrimeC to meaningfully extend survival in ALS.

Following the FDA’s recommendation for additional non-clinical data to support long term use of Ciprofloxacin (as PrimeC is intended for long-term administration in treating ALS) a long-term tox study was initiated.

In September 2024, we announced the successful completion of the in-life phase of the study, as we move towards the initiation of a Phase 3 study in the U.S.

In December 2024, we concluded a productive Type C meeting with the FDA. The purpose of the meeting was to discuss the design of a proposed Phase 3 clinical study and the plan for submission of an eventual 505(b)(2) marketing application. In light of the FDA’s feedback, we plan to submit a final protocol to the FDA during the first half of 2025 and approach the EMA, with the aim of commencing enrollment of the pivotal Phase 3 study in the second half of 2025, which would include approximately 300 patients divided by a ratio of 2:1, PrimeC to placebo. The Phase 3 study is expected to be a randomized, multi-center, multinational, prospective, double-blind, placebo-controlled study, with an open label extension (OLE), to evaluate the efficacy and safety of PrimeC in people living with ALS. Following 12 months of treatment, it is expected that all participants will transition to PrimeC for a 12-month open label extension.

In December 2024, we entered into a binding term sheet with a leading global pharmaceutical company to advance the development and commercialization of PrimeC, in certain key territories. The closing of this transaction is subject to finalization of a definitive agreement and there can be no assurance as to the timing of, or whether, such an agreement will ultimately be executed, and if executed, what would be the final terms of such an agreement.

PrimeC was previously evaluated in a Phase 2a clinical trial, or NST002, in 15 people living with ALS, conducted at the Tel Aviv Sourasky Medical Center, Israel. The primary endpoint of the NST002 trial, which was safety and tolerability, was met. In this trial, the safety profile observed was consistent with known safety profiles of ciprofloxacin and celecoxib. Side effects were mild and transient in nature. There were no new or unexpected safety signals detected during the trial.

Additionally, we observed positive clinical signals in comparison to virtual controls, and a serum biomarker analysis showed significant changes following treatment, indicating biological activity of the drug in comparison to untreated matched ALS patients. All 12 patients who completed the NST002 trial elected to continue into an extension study with PrimeC, that was conducted as an Investigator Initiated Study. To date, we are still supporting the drug supply for a few of the participants in this study, which is over than 40 months since NST002 was initiated.

We completed three additional studies in 2022 as part of our drug development program to further support our future regulatory submissions. In April 2022, we initiated a pharmacokinetic, or PK, study, or NCT05232461, of PrimeC. The PK open-label, randomized, single-dose, three-treatment, three-period crossover study evaluated the effect of food on the bioavailability of PrimeC as compared to the bioavailability of co-administered ciprofloxacin tablets and celecoxib capsules in adult subjects in the U.S. under an FDA cleared IND protocol.

In August 2022, we completed enrollment and dosing of all subjects in a multi-dose PK study, or NCT05436678. On September 28, 2022, we released the results of the NCT05436678 study. Based on results, we believe the PK profile of PrimeC supports the formulation’s extended-release properties, as the concentrations of the active components have been synchronized, aiming to potentially maximize the synergism between the two compounds. In June 2022, we reported the successful completion of the “in-life” phase of its 90-day GLP toxicology study. In this study, the components of PrimeC, celecoxib and ciprofloxacin, were administered to rodents at doses 4x the maximal clinical dose. All animals appeared normal, with no significant findings observed. We intend to present the data from these studies to the FDA as part of PrimeC’s drug development plan.

We believe we have a strong patent estate, including patents on method of use, combination, and formulation. We have secured U.S. Patent 10,980,780 relating to methods for treatment of ALS using ciprofloxacin and celecoxib, the components of PrimeC, which expires in 2038. Equivalent patents also have been issued in the European Patent Office, Canada, Australia, Israel and Japan. The patent estate also includes US Patent 12,097,185, which relates to Prime C formulations. This patent, will expire in December 2042. Equivalent applications are pending in many jurisdictions worldwide. We also expect to take advantage of orphan drug exclusivity for PrimeC, if approved, for seven years in the United States and ten years in the European Union. In addition, U.S. patent 12,527,768 , which relates to methods for treatment of Alzheimer’s disease using combinations of ciprofloxacin and celecoxib, has been granted. This patent will expire on January 4, 2043.

Our organization is built around a management team with extensive experience in the pharmaceutical industry, with a particular focus on ALS research and clinical trials. We believe that our leadership team is well-positioned to lead us through clinical development, regulatory approval and commercialization of our product candidates. Furthermore, we maintain steadfast and extensive communication and collaboration with patient advocacy groups and associations, underscoring the importance of patient perspectives in advancing therapeutic strategies.

In addition to PrimeC, we extended our pipeline and conducted research and development efforts for AD and PD, with a similar strategy of combined products. The following chart represents our current product development pipeline:

Corporate Information

Our legal and commercial name is NeuroSense Therapeutics Ltd. We were incorporated on February 13, 2017 and were registered as a private company limited by shares under the laws of the State of Israel. Our ordinary shares and warrants are traded on the Nasdaq Capital Market under the symbol “NRSN” and “NRSNW,” respectively.

Our principal executive offices are located at 11 HaMenofim Street, Building B, Herzliya, 4672562 Israel, and our telephone number is +972-9-7996183. Our website address is www.neurosense-tx.com. The information on our website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

●	the option to present only two years of audited financial statements and a discussion of only two years of our Operating Financial Review and Prospects in our Annual Report on Form 20-F;

●	not being required to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”), regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	not being required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and

●	not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

As a result, the information contained in this prospectus, the prospectus supplement and the documents incorporated by reference herein and therein may be different from the information you receive from other public companies in which you hold shares. We may take advantage of these provisions for up until we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the previous three years; (iii) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act; or (iv) the last day of the fiscal year following the fifth anniversary of this offering.

Foreign Private Issuer

We are also a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed under the caption “Item 3: Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024, and any updates to those risk factors in our reports on Form 6-K incorporated by reference herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, warrants to purchase ordinary shares and/or debt securities, subscription rights and/or units comprised of any of the foregoing securities as shall have a maximum aggregate offering price of $150,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference herein that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include factors relating to:

●	our ability to maintain the listing of our ordinary shares on Nasdaq;

●	the going concern reference in our financial statements and our need for substantial additional financing to achieve our goals;

●	our limited operating history and history of incurring significant losses and negative cash flows since our inception, which we anticipate will continue for the foreseeable future;

●	our dependence on the success of our lead product candidate, PrimeC, including our obtaining of regulatory approval to market PrimeC in the United States (“U.S.”);

●	our limited experience in conducting clinical trials and reliance on clinical research organizations and others to conduct them;

●	our ability to advance our preclinical product candidates into clinical development and through regulatory approval;

●	the results of our clinical trials, which may fail to adequately demonstrate the safety and efficacy of our product candidates;

●	our ability to achieve the broad degree of physician adoption and use and market acceptance necessary for commercial success;

●	our reliance on third parties in marketing, producing or distributing products and research materials for certain raw materials, compounds and components necessary to produce PrimeC for clinical trials and to support commercial scale production of PrimeC, if approved;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	estimates of our expenses, revenues, capital requirements and our needs for additional financing;

●	our efforts to obtain, protect or enforce our patents and other intellectual property rights related to our product candidates and technologies;

●	the impact of the public health, political and security situation in Israel, the U.S. and other countries in which we may obtain approvals for our products or our business

●	the impacts on our ongoing and planned trials and manufacturing as a result of the war in Israel; and

●	those factors referred to in our most recent Annual Report on Form 20-F in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our most recent Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus.

The preceding list is not intended to be an exhaustive list of all of our risks and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any applicable prospectus supplement and free writing prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information.

You should review carefully the risks and uncertainties described under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of these and other risks that relate to our business and investing in our ordinary shares. The forward-looking statements contained in this prospectus, any applicable prospectus supplement and free writing prospectus, and the documents incorporated by reference herein and therein are expressly qualified in their entirety by this cautionary statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

CAPITALIZATION

The table below sets forth our total capitalization:

●	on an actual basis as of June 30, 2025; and

●	on a pro forma basis, giving effect to the following events that occurred after June 30, 2025 (i) the issuance of 2,623,876 ordinary shares that were issued pursuant to the Capital on Demand Sales Agreement, or the Sales Agreement, entered with JonesTrading Institutional Services LLC on August 16, 2024, or the August 2024 Sales Agreement, for net proceeds of approximately $2,861,860, (ii) the issuance of 333,334 ordinary shares for gross proceeds of approximately $0.5 million (before deducting offering expenses payable by us of approximately $28,000) in a private placement which took place in September 2025 (the “September 2025 Private Placement”), and (iii) the issuance of 71,074 ordinary shares that were issued pursuant to Standby Equity Purchase Agreement, or the SEPA, entered with YA II PN, LTD On October 31, 2024 for net proceeds of $70,274.

The pro forma amounts shown below are unaudited, represent management’s estimate, and their accounting treatment has not been completed. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

The following table should be read in conjunction with “Use of Proceeds,” our financial statements and related notes that are incorporated by reference into this prospectus and the other financial information included or incorporated by reference into this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

As of June 30, 2025
(unaudited)	Actual (in thousands)	Pro Forma (in thousands)
Cash	$666	$4,068
Long term liabilities	—	—
Shareholders’ equity:
Ordinary shares, no par value per share	—	—
Share premium and capital reserve	40,850	44,252
Accumulated deficit	(41,369)	(41,369)
Total shareholders’ equity	(519)	2,883

Total capitalization	$(519)	$2,883

The table above is based on 24,602,405 ordinary shares issued and outstanding as of June 30, 2025. This number excludes:

●	1,129,128 ordinary shares issuable upon the exercise of options outstanding, at a weighted average exercise price of $2.21 per share under our 2018 Share Option Plan;

●	20,000 ordinary shares issuable upon the vesting of restricted share units outstanding, some of which are under our 2018 Share Incentive Plan;

●	4,043,863 ordinary shares reserved for issuance and available for future grant under our 2018 Share Incentive Plan;

●	1,656,271 ordinary shares underlying pre-funded warrants;

●	16,535,000 ordinary shares underlying warrants with a weighted average exercise price of $1.83 per share; and

●	the Commitment Shares and the Advance Shares and any additional shares we may issue to YA pursuant to the Purchase Agreement should we elect to sell such shares to YA.

OFFER AND LISTING DETAILS

The Company’s ordinary shares and warrants began trading on the Nasdaq Capital Market on December 9, 2021 under the ticker symbol “NRSN” and “NRSNW,” respectively.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities to advance the clinical development of our lead product candidate, PrimeC for ALS, for the clinical development and preclinical research and development in support of potential investigational new drug applications for, CogniC for AD, StabiliC for PD, and for other indications, for future research and development of new product candidates and for working capital and general corporate purposes. We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by this prospectus and the applicable prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 90,000,000 ordinary shares, no par value per share, of which 32,557,174 shares were issued and outstanding as of December 31, 2025.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

A description of our ordinary shares can be found under the heading “Description of Registrant’s Securities to be Registered” in our Registration Statement on Form 8-A as filed with the SEC on November 18, 2021.

History of Share Capital

Since January 1, 2023, our issued share capital has changed as provided below.

In March, June, September and December 2023, we issued 72,000 ordinary shares pursuant to vesting of RSUs that were granted to our officers in November 2021.

In May 2023, we issued 3,600 ordinary shares for gross proceeds of $7,200 in connection with our at-the-market offering program. The ordinary shares were sold at market prices at the time of sale.

In May and June 2023 we issued 320,479 ordinary shares pursuant to vesting of RSUs that were granted to our officers in March 2023.

In June, September, December 2023 and in March 2024, we issued a total of 100,000 ordinary shares pursuant to vesting of RSUs that were granted to our employees in March 2023.

In June 2023, we issued 126,000 ordinary shares pursuant to the exercise of options at an exercise price of $0.033 per share.

In June 2023, we issued 1,330,000 ordinary shares pursuant to a registered direct offering at a price per share of $1.50.

In October 2023, we issued 1,670,000 ordinary shares pursuant to the exercise of pre-funded warrants that were granted pursuant to a registered direct offering at a price per share of $0.0001.

In March 2024, we issued 160,000 ordinary shares pursuant to vesting of RSUs that were granted to our non-management directors in March 2023.

In March, June, September and December 2024, we issued 72,000 ordinary shares pursuant to vesting of RSUs that were granted to our officers in November 2021. In April 2024, we issued 20,000 ordinary shares pursuant to vesting of RSUs that were granted to our officers in April 2023.

In April 2024, we issued 1,732,000 ordinary shares pursuant to a registered direct offering at a price per share of $1.50.

In April 2024, we issued 70,964 ordinary shares to our placement agent as partial consideration in exchange for their services, in connection with a registered direct offering.

In May 2024, we issued 632,000 ordinary shares pursuant to the exercise of pre-funded warrants that were granted pursuant to a registered direct offering at a price per share of $0.0001.

In July 2024, we issued 616,000 ordinary shares pursuant to the exercise of pre-funded warrants that were granted pursuant to a registered direct offering at a price per share of $0.0001.

In August 2024, we issued 800,000 ordinary shares pursuant to a private placement offering at a combined purchase price of $0.75 per share and accompanying warrant.

In October and November 2024 we issued 48,000 ordinary shares pursuant to vesting of RSUs that were granted to service providers in May 2024.

Following our entry into the Standby Equity Purchase Agreement in October 2024, as of the date hereof we issued an aggregate of 470,771 ordinary shares to YA, consisting of (i) 224,697 Commitment Shares that we issued to YA as consideration for YA’s irrevocable commitment to purchase our ordinary shares, and (ii) 246,074 ordinary shares that we sold to YA as Advance Shares.

In December 2024, we issued 2,343,729 ordinary shares, 1,656,271 pre-funded warrants and warrants to purchase 8,000,000 ordinary shares in a private placement. The purchase price of each ordinary share and accompanying warrants was $1.25, and the purchase price of each pre-funded warrant and accompanying warrants was $1.2499. In September and October 2025, an aggregate of 1,380,000 December 2024 Pre-Funded Warrants have been exercised.

In March 2025 we issued 295,512 ordinary shares pursuant to vesting of RSUs that were granted to service providers.

In April and June, 2025, we issued (i) 14,000 ordinary shares pursuant to the exercise of options at an exercise price of $0.96, and (ii) 160,000 ordinary shares pursuant to vesting of RSUs that were granted to our directors in 2024.

In April 2025, we issued 20,000 ordinary shares pursuant to vesting of RSUs that were granted to our officers in April 2023.

In September 2025, we issued 333,334 ordinary shares pursuant to the September 2025 Private Placement. The purchase price of each ordinary share was $1.50.

In October 2025, we issued (i) 9,000 ordinary shares pursuant to the exercise of options at an exercise price of $0.96, and (ii) an aggregate number of 2,109,457 restricted shares to certain officers and employees.

In December 2025, we issued 1,793,736 restricted shares to certain officers and directors.

In January 2026 we issued 189,957 ordinary shares pursuant to vesting of RSUs that were granted to service providers.

As of the date hereof, we issued an aggregate of 4,435,764 ordinary shares pursuant to the August 2024 Sales Agreement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares and/or debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. We may also choose to act as our own warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. The description in the applicable prospectus supplement of the warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants.

The applicable prospectus supplement will describe, among other things, the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised, either for ordinary shares or for debt securities;

●	the currency or currencies in which the price of such warrants will be payable;

●	the type and number of securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	the anti-dilution or other adjustment provisions of the warrants, if any;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised or required to be exercised in order not to terminate by their terms; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

As of December 31, 2025, 16,535,000 of our warrants, each exercisable for one ordinary share, were outstanding and had an average exercise price of $1.83.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any negative covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, upon any such consolidation or merger (in each case, if we are not the survivor of such transaction) or any such sale, conveyance, transfer or other disposition (other than a subsidiary of ours) the successor or acquiror must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences if we have paid or deposited with the trustee a sum sufficient to pay all matured installments of principal and interest upon all the debt securities of that series that shall have become due otherwise than by acceleration, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agent agreements;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all outstanding debt securities of the same series that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation of Information by Reference.” We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Information by Reference”. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus and any applicable prospectus supplement may be sold, from time to time, in one or more transactions:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	through broker-dealers;

●	directly to a single purchaser or several purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

We may also sell equity securities covered by this registration statement in an “at-the-market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of The Nasdaq Stock Market LLC (“Nasdaq”), or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	other than on Nasdaq or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

At the time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if required, will be distributed which will set forth the terms of the offering, including:

●	the name or names of any underwriters, dealers, brokers or agents;

●	the method of distribution;

●	the public offering price or purchase price of the securities and any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

●	any options under which underwriters may purchase additional securities from us;

●	any securities exchange or market on which the securities may be listed; and

●	the group of investors targeted potential investors, if any.

Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, the applicable prospectus supplement and any free writing prospectus authorized for use in connection with an offering will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the applicable prospectus supplement and any free writing prospectus authorized for use in connection with an offering will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus and any applicable prospectus supplement or in connection with a simultaneous offering of other securities offered by this prospectus and any applicable prospectus supplement.

TAXATION

The material U.S. federal and Israeli income tax consequences, if any, relating to the purchase, ownership and disposition of our securities offered by this prospectus will be set forth in the prospectus supplement pertaining to the offering of such securities.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Goldfarb Gross Seligman & Co. Certain legal matters with respect to U.S. law will be passed upon for us by Greenberg Traurig, P.A.

EXPERTS

The consolidated financial statements of NeuroSense Therapeutics Ltd. as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses and its expectation to incur significant additional losses raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-41084). These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 7, 2025;

●	our Reports on Form 6-K filed with the SEC on April 7, 2025, April 24, 2025, May 7, 2025, June 26, 2025, July 10, 2025, August 1, 2025, August 20, 2025, August 21, 2025, September 2, 2025, September 4, 2025, September 4, 2025, September 10, 2025, September 25, 2025, October 6, 2025, November 21, 2025, November 24, 2025, December 4, 2025, December 8, 2025, December 22, 2025 and January 6, 2026 (in each case, to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

●	the description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on November 18, 2021, including any subsequent amendment or any report filed for the purpose of updating such description.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide each person, including any beneficial owner to whom a prospectus is delivered, without charge, upon a written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to NeuroSense Therapeutics Ltd., 11 HaMenofim Street, Building B, Herzliya, 4672562, Israel, Attn: Or Eisenberg, telephone number +972587531153. You may also obtain information about us by visiting our website at www.neurosense-tx.com. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

We have been informed by our legal counsel in Israel, Goldfarb Gross Seligman & Co., that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

●	Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES ASSOCIATED WITH THE REGISTRATION

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee		$11,262
FINRA filing fee		**
Legal fees and expenses		*
Accountants’ fees and expenses		5,000
Trustee fees and expenses		*

Miscellaneous		*
Total	$	*

*	The calculation of these fees and expenses is dependent on the number of issuances and amount and types of securities offered and, accordingly, cannot be estimated at this time.
**	To be filed by amendment.

$150,000,000

Ordinary Shares

Warrants

Debt Securities

Subscription Rights and/or Units

Offered by the Company

NEUROSENSE THERAPEUTICS LTD.

, 2026

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 29, 2025

PROSPECTUS SUPPLEMENT

NeuroSense Therapeutics Ltd.

Up to $6,525,000 of

Ordinary Shares

We have entered into a Capital on Demand™ Sales Agreement with JonesTrading Institutional Services LLC, or Jones, dated August 16, 2024, or the Sales Agreement, relating to the sale of our ordinary shares, no par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares, having an aggregate offering price of up to $6,525,000 from time to time through or to Jones as sales agent or principal.

Sales of our ordinary shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jones is not required to sell any specific number or dollar amount of securities but will act as a sales agent and will use commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jones and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jones will be entitled to compensation at a commission rate of 3.0% of the aggregate gross sales price per share sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-15 for additional information regarding the compensation to be paid to Jones, in connection with the sale of the ordinary shares on our behalf, Jones will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jones will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to Jones with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Our ordinary shares and warrants, each warrant exercisable for one ordinary share, are traded on the Nasdaq Capital Market under the symbols “NRSN” and “NRSNW,” respectively. The last reported sale price for our ordinary shares on January 28, 2026 as quoted on the Nasdaq Capital Market was $0.9284 per share, and the last reported sale price for our warrants on January 28, 2026 as quoted on the Nasdaq Capital Market was $0.35 per warrant.

As of January 27, 2026, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately $31.4 million, based on 33,112,839 ordinary shares outstanding, of which 25,537,389 ordinary shares were held by non-affiliates, and a per ordinary share price of $1.23 based on the closing sale price of our ordinary shares on the Nasdaq Capital Market on December 3, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding ordinary shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our ordinary shares held by non-affiliates is less than $75.0 million. During the prior 12 calendar month period that ends on and includes the date of this prospectus, we have sold approximately $3.9 million of our securities pursuant to General Instruction I.B.5 on Form F-3.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and as such, will be eligible for reduced public company disclosure requirements. See “About the Company—Implications of Being an Emerging Growth Company” and “About the Company—Implications of Being a Foreign Private Issuer” for additional information.

Investing in the ordinary shares involves a high degree of risk. Please carefully consider the risks discussed in this prospectus supplement under “Risk Factors” beginning on page 6 and the “Risk Factors” in “Item 3. Key Information—D. Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus supplement and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase the ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the ordinary shares being offered by this prospectus supplement, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is         , 2026

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under that shelf registration statement, of which this prospectus supplement is a part, we may, from time to time, sell up to an aggregate of $100 million of ordinary shares, warrants, debt securities, subscription rights and/or units of the foregoing securities. We sometimes refer to the ordinary shares as the “securities” throughout this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the ordinary shares and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. This prospectus supplement relates only to an offering of up to $6,525,000 of our ordinary shares through or to JonesTrading Institutional Services LLC, or Jones, at prices and on terms to be determined by market conditions at the time of the offering. These sales, if any, will be made pursuant to the terms of the Capital on Demand™ Sales Agreement with Jones, dated August 16, 2024, or the Sales Agreement, a copy of which will be incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the Securities and Exchange Commission, or the SEC, that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: NeuroSense Therapeutics Ltd., 11 Hamenofim Street, Building B, Herzliya, Israel, Tel: +972-9-7996183.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Jones has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement, the accompanying prospectus, or any free writing prospectus is accurate as of any date other than as of the respective dates thereof, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our,” the “Company” and “NeuroSense Therapeutics” refer to NeuroSense Therapeutics Ltd.

Our financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

Our reporting currency and functional currency is the U.S. dollar. All references to “dollars” or “$” are to United States dollars, the lawful currency of the United States.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview

We are a clinical-stage biotechnology company focused on discovering and developing treatments for people living with neurodegenerative diseases, including Amyotrophic Lateral Sclerosis (“ALS”), Alzheimer’s disease (“AD”) and Parkinson’s disease (“PD”). We believe these diseases represent some of the most significant unmet medical needs of our time, with limited effective therapeutic options available. The burden of these diseases on both patients and society is substantial. For example, the average annual cost of ALS alone is $180,000 per patient, and its estimated annual burden on the U.S. healthcare system is greater than $1 billion. Due to the complexity of neurodegenerative diseases, our strategy is utilizing a combined therapeutic approach to target multiple disease-related pathways.

Our lead therapeutic candidate, PrimeC, is a novel extended-release oral formulation, fixed-dose combination of two FDA-approved drugs, ciprofloxacin and celecoxib. PrimeC is designed to treat ALS by modulating microRNA synthesis, iron accumulation, and neuroinflammation, all of which are hallmarks of ALS pathology. The U.S. Food and Drug Administration, or the FDA and the European Medicines Agency, or the EMA have granted PrimeC orphan drug designation for the treatment of ALS. In addition, the EMA has granted PrimeC the Small and Medium-Sized Enterprise, or SME, status, which offers significant potential benefits leading up to and following drug regulatory approval. We believe PrimeC’s multifunctional mechanism of action has the potential to significantly prolong lifespan and improve ALS patients’ quality of life, thereby reducing the burden of this debilitating disease on both patients and healthcare systems.

PrimeC was evaluated in PARADIGM, a Phase 2b randomized, multi-center, multinational, prospective, double-blind, placebo-controlled study, to evaluate safety, tolerability, and efficacy of PrimeC in 68 people living with ALS. Participants were being administered PrimeC or placebo at a 2:1 ratio, respectively, for the six-month double-blind part. Study participants were allowed to continue standard of care treatment of approved products. The primary endpoints of the study are an evaluation of ALS-biomarkers as well as safety and tolerability assessment. Secondary and exploratory endpoints are the evaluation of clinical efficacy (ALS Functional Rating Scale — Revised, or ALSFRS-R, and slow vital capacity), survival, and improvement in quality of life. All subjects who completed the six-month double-blind, placebo-controlled dosing period had the opportunity to be transferred to the PrimeC active arm for a 12-month open label extension. The study completed enrollment in May 2023, enrolling 69 participants, in which 68 are living with ALS and one participant who was misdiagnosed for ALS and was excluded from the evaluations. Four ALS clinical centers participated in the study in three territories: Israel, Italy, and Canada. In December 2023, we reported that we met the primary safety and tolerability endpoints and achieved secondary clinical efficacy endpoints in the top-line results of our 6-month double-blind phase of PARADIGM. In May 2024, we announced new positive data analysis from PARADIGM clinical trial demonstrating statistically significant slowing of disease progression in high-risk ALS patients. In July 2024, we announced results from the 12-month analysis of the PARADIGM clinical trial which showed a significant improvement in the rate of decline of ALS Functional Rating Scale-Revised (ALSFRS-R) scores and survival rates for subjects who received PrimeC from the start of the trial compared to those who started on placebo. In August 2024, we announced positive 12-month biomarker data from the PARADIGM clinical trial, which showed a significant decrease in ferritin levels and a corresponding increase in transferrin levels, both indicating alleviation of the pathology.

In October 2024, we completed the full 18-month dosing in PARADIGM, and in December 2024, we announced results from the 18-month analysis of the PARADIGM clinical trial which showed statistically significant positive results from the 18-month data analysis of the PARADIGM study, evaluating the efficacy of PrimeC in the treatment of ALS. In February 2025, we announced additional findings from an 18-month analysis of the PARADIGM clinical trial showing improvements in two additional endpoints, complication-free survival (analysis which includes death from any cause or respiratory insufficiency or hospitalization due to ALS-related complications) and Slow Vital Capacity (SVC), measuring respiratory function. In September 2025, we announced a new analysis of 18-month data of the PARADIGM clinical confirming that the observed benefit of initiating PrimeC early in disease progression is consistent after accounting for patient variability. Such results highlighted the potential of PrimeC to meaningfully extend survival in ALS.

Following the FDA’s recommendation for additional non-clinical data to support long term use of Ciprofloxacin (as PrimeC is intended for long-term administration in treating ALS) a long-term tox study was initiated.

In September 2024, we announced the successful completion of the in-life phase of the study, as we move towards the initiation of a Phase 3 study in the U.S.

In December 2024, we concluded a productive Type C meeting with the FDA. The purpose of the meeting was to discuss the design of a proposed Phase 3 clinical study and the plan for submission of an eventual 505(b)(2) marketing application. In light of the FDA’s feedback, we plan to submit a final protocol to the FDA during the first half of 2025 and approach the EMA, with the aim of commencing enrollment of the pivotal Phase 3 study in the second half of 2025, which would include approximately 300 patients divided by a ratio of 2:1, PrimeC to placebo. The Phase 3 study is expected to be a randomized, multi-center, multinational, prospective, double-blind, placebo-controlled study, with an open label extension (OLE), to evaluate the efficacy and safety of PrimeC in people living with ALS. Following 12 months of treatment, it is expected that all participants will transition to PrimeC for a 12-month open label extension.

In December 2024, we entered into a binding term sheet with a leading global pharmaceutical company to advance the development and commercialization of PrimeC, in certain key territories. The closing of this transaction is subject to finalization of a definitive agreement and there can be no assurance as to the timing of, or whether, such an agreement will ultimately be executed, and if executed, what would be the final terms of such an agreement.

PrimeC was previously evaluated in a Phase 2a clinical trial, or NST002, in 15 people living with ALS, conducted at the Tel Aviv Sourasky Medical Center, Israel. The primary endpoint of the NST002 trial, which was safety and tolerability, was met. In this trial, the safety profile observed was consistent with known safety profiles of ciprofloxacin and celecoxib. Side effects were mild and transient in nature. There were no new or unexpected safety signals detected during the trial.

Additionally, we observed positive clinical signals in comparison to virtual controls, and a serum biomarker analysis showed significant changes following treatment, indicating biological activity of the drug in comparison to untreated matched ALS patients. All 12 patients who completed the NST002 trial elected to continue into an extension study with PrimeC, that was conducted as an Investigator Initiated Study. To date, we are still supporting the drug supply for a few of the participants in this study, which is over than 40 months since NST002 was initiated.

We completed three additional studies in 2022 as part of our drug development program to further support our future regulatory submissions. In April 2022, we initiated a pharmacokinetic, or PK, study, or NCT05232461, of PrimeC. The PK open-label, randomized, single-dose, three-treatment, three-period crossover study evaluated the effect of food on the bioavailability of PrimeC as compared to the bioavailability of co-administered ciprofloxacin tablets and celecoxib capsules in adult subjects in the U.S. under an FDA cleared IND protocol.

In August 2022, we completed enrollment and dosing of all subjects in a multi-dose PK study, or NCT05436678. On September 28, 2022, we released the results of the NCT05436678 study. Based on results, we believe the PK profile of PrimeC supports the formulation’s extended-release properties, as the concentrations of the active components have been synchronized, aiming to potentially maximize the synergism between the two compounds. In June 2022, we reported the successful completion of the “in-life” phase of its 90-day GLP toxicology study. In this study, the components of PrimeC, celecoxib and ciprofloxacin, were administered to rodents at doses 4x the maximal clinical dose. All animals appeared normal, with no significant findings observed. We intend to present the data from these studies to the FDA as part of PrimeC’s drug development plan.

We believe we have a strong patent estate, including patents on method of use, combination, and formulation. We have secured U.S. Patent 10,980,780 relating to methods for treatment of ALS using ciprofloxacin and celecoxib, the components of PrimeC, which expires in 2038. Equivalent patents also have been issued in the European Patent Office, Canada, Australia, Israel and Japan. The patent estate also includes US Patent 12,097,185, which relates to Prime C formulations. This patent, will expire in December 2042. Equivalent applications are pending in many jurisdictions worldwide. We also expect to take advantage of orphan drug exclusivity for PrimeC, if approved, for seven years in the United States and ten years in the European Union. In addition, U.S. patent 12,527,768 , which relates to methods for treatment of Alzheimer’s disease using combinations of ciprofloxacin and celecoxib, has been granted. This patent will expire on January 4, 2043.

Our organization is built around a management team with extensive experience in the pharmaceutical industry, with a particular focus on ALS research and clinical trials. We believe that our leadership team is well-positioned to lead us through clinical development, regulatory approval and commercialization of our product candidates. Furthermore, we maintain steadfast and extensive communication and collaboration with patient advocacy groups and associations, underscoring the importance of patient perspectives in advancing therapeutic strategies.

In addition to PrimeC, we extended our pipeline and conducted research and development efforts for AD and PD, with a similar strategy of combined products. The following chart represents our current product development pipeline:

Corporate Information

Our legal and commercial name is NeuroSense Therapeutics Ltd. We were incorporated on February 13, 2017 and were registered as a private company limited by shares under the laws of the State of Israel. Our ordinary shares and warrants are traded on the Nasdaq Capital Market under the symbol “NRSN” and “NRSNW,” respectively.

Our principal executive offices are located at 11 HaMenofim Street, Building B, Herzliya, 4672562 Israel, and our telephone number is +972-9-7996183. Our website address is www.neurosense-tx.com. The information on our website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING

Ordinary shares offered by us	Ordinary shares, having an aggregate offering price of up to $6,525,000.

Ordinary shares outstanding prior to the offering	33,112,839 ordinary shares as of January 27, 2026.

Ordinary shares to be outstanding after this offering	40,283,956 ordinary shares, assuming sales of $7,171,117 of ordinary shares in this offering at an offering price of $0.9099 per share, which is the last reported sale price of the ordinary shares on the Nasdaq Capital Market on January 27, 2026. The actual number of ordinary shares will vary, depending on the sales price in this offering.

Manner of Offering	“At the market offering” that may be made from time to time through or to Jones, as sales agent or principal. See “Plan of Distribution” on page S-15 of this prospectus supplement.

Use of proceeds

We currently intend to use the net proceeds from the sale of securities to advance the clinical development of our lead product candidate, PrimeC for ALS, for the clinical development and preclinical research and development in support of potential investigational new drug applications for, CogniC for AD, StabiliC for PD, and for other indications, for future research and development of new product candidates and for working capital and general corporate purposes.

See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk factors	Investing in the ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the ordinary shares.

Nasdaq Capital Market symbol for our ordinary shares	“NRSN”

Unless otherwise stated, all information in this prospectus, is based on 33,112,839 ordinary shares outstanding as of January 27, 2026, and does not include the following as of that date:

●	1,057,128 ordinary shares issuable upon the exercise of options outstanding, at a weighted average exercise price of $2.21 per share under our 2018 Share Option Plan;

●	20,000 ordinary shares issuable upon the vesting of restricted share units, or RSUs, outstanding under our 2018 Share Incentive Plan;

●	1,505,957 ordinary shares reserved for issuance and available for future grant under our 2018 Share Incentive Plan;

●	16,535,000 ordinary shares underlying warrants with a weighted average exercise price of $1.83 per share;

●	276,271 ordinary shares underlying pre-funded warrants; and

●	the Advance Shares and any additional shares we may issue to YA pursuant to the Standby Equity Purchase Agreement should we elect to sell such shares to YA.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and under the section titled “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024, as well as the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We currently intend to use the net proceeds of this offering to advance the clinical development of our lead product candidate, PrimeC for ALS, for the clinical development and preclinical research and development in support of potential investigational new drug applications for, CogniC for AD, StabiliC for PD, and for other indications, for future research and development of new product candidates and for working capital and general corporate purposes. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering may incur immediate dilution from the public offering price.

The offering price per share in this offering may exceed the net tangible book value per ordinary share outstanding prior to this offering. Assuming that an aggregate of 7,171,117 ordinary shares are sold during the term of the Sales Agreement with Jones, at a price of $0.9099 per ordinary share (the last reported sale price of our ordinary shares on the Nasdaq Capital Market on January 27, 2026) for aggregate gross proceeds of approximately $6,525,000, and after deducting sales agents fees and estimated offering expenses payable by us, you will experience immediate and substantial dilution of $0.65 per ordinary share, with respect to the net tangible book value of the ordinary shares. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

The actual number of ordinary shares we will sell under the Sales Agreement with Jones, as well as the price at which we may sell such ordinary shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with Jones and compliance with applicable law, we have the discretion to deliver placement notices to Jones at any time throughout the term of the Sales Agreement. The number of ordinary shares that are sold by Jones after delivering a placement notice will fluctuate based on the market price of the ordinary shares during the sales period and limits we set with Jones In addition, the price at which ordinary shares are sold by Jones, from time to time, will be dependent on the market price of our ordinary shares and, as a result, purchasers of our ordinary shares that are sold under the Sales Agreement may purchase such ordinary shares at different prices. Because the price per share of each ordinary share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

A substantial number of our ordinary shares will be sold in this offering, and we may sell or issue additional ordinary shares in the future, which could cause the price of the ordinary shares to decline.

Assuming we will sell an aggregate of 7,171,117 ordinary shares during the term of the Sales Agreement with Jones, the underlying ordinary shares represented thereby will equal approximately 21.7% of our outstanding ordinary shares as of the date of this prospectus supplement. This sale and any future issuances or sales of a substantial number of ordinary shares or ordinary shares in the public market or otherwise, including during this offering, or the perception that such issuances or sales may occur, could adversely affect the price of the ordinary shares. We may issue a substantial number of ordinary shares in connection with the exercise of warrants and options to purchase our ordinary shares, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the ordinary shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares, including during this offering. We cannot assure you that we will be able to sell ordinary shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering.

The price of the ordinary shares may be volatile.

The market price of the ordinary shares has fluctuated in the past. Consequently, the current market price of the ordinary shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the ordinary shares.

The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase ordinary shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ordinary shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for ordinary shares to be sold in this offering. Investors may experience a decline in the value of the ordinary shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We conduct some of our operations in Israel. Conditions in Israel, including the recent attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them, may affect our operations.

Our corporate headquarters is located in Herzliya, Israel. Because we are incorporated under the laws of the State of Israel, and most of our officers and fourteen out of sixteen of our employees are residents of Israel, our business and operations are directly affected by economic, political, geopolitical and military conditions in Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and terrorist organizations active in the region. These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and Hamas additionally kidnapped many Israeli civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. In parallel, border clashes between Israel and the Hezbollah terrorist group on Israel’s northern border with Lebanon intensified and may escalate into a greater regional conflict. In October 2025, a ceasefire was brokered between Israel and Hamas. However, we cannot predict if and to what extent this ceasefire will remain in effect or upheld.

In addition, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and on other fronts from various extremist groups in region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon, and in November 2024, a ceasefire was brokered between Israel and Hezbollah. In addition, in April 2024 and October 2024, Iran (in concert with other regional actors) launched direct attacks on Israel involving hundreds of drones and missiles and has threatened to continue to attack Israel and is widely believed to be developing nuclear weapons. Such attacks may continue due to continuing tensions in the region. In June 2025, in light of continued nuclear threats and intelligence assessments indicating imminent attacks, Israel launched a preemptive strike directly targeting military and nuclear infrastructure inside Iran, aimed at disrupting Iran’s capacity to coordinate or launch further hostilities against Israel, as well as to degrade its nuclear program. In response, Iran launched multiple waves of drones and ballistic missiles at Israeli cities. While most of these attacks were intercepted, several caused civilian casualties and damage to infrastructure. While a ceasefire was reached between Israel and Iran in June 2025 after 12 days of hostilities, the situation remains volatile. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen and various rebel militia groups in Syria and Iraq. These situations may potentially escalate in the future to more violent events which may affect Israel and us. Additionally, Yemeni rebel group, the Houthis, launched series of attacks on global shipping routes in the Red Sea, causing disruptions of supply chain. These geopolitical developments may adversely affect our ability to continue carrying out various administrative, research, operational and commercial functions and activities both in Israel and globally.

Any hostilities, armed conflicts, terrorist activities involving Israel or the interruption or curtailment of trade between Israel and its trading partners, or any political instability in the region could directly or indirectly adversely affect business conditions and our results of operations and could make it more difficult for us to raise capital and could adversely affect the market price of our ordinary share. An escalation of tensions or violence might result in a significant downturn in the economic or financial condition of Israel, which could have a material adverse effect on our operations in Israel and our business. Parties with whom we do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

The Israel Defense Force, or IDF, the national military of Israel, is a conscripted military service, subject to certain exceptions. Since October 7, 2023, the IDF has called up several hundred thousand of its reserve forces to serve. Fourteen out of our current 16 employees are resident in Israel. Three of our five executive officers and the 11 other non-management employees of the Company reside in Israel. Currently none of our executive officers nor non-management employees have been called up to perform reserve military service; however, some employees may be called for service in the current or future wars or other armed conflicts with Hamas, Hezbollah or other regional threat actors, and such persons may be absent for an extended period of time. As a result, our operations in Israel may be disrupted by such absences, which disruption may materially and adversely affect our business, prospects, financial condition and results of operations.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced disruptions to our clinical studies. As such, our clinical and business development activities remain on track. However, potential changes to the security situation in Israel are difficult to predict at this stage. If these ceasefires collapse or if the war expands to other fronts, such as Iran, Lebanon, Syria and the West Bank, our operations may be adversely affected.

All of our clinical and pre-clinical research and development is currently being conducted outside of Israel, other than our 12-month open label-extension, or OLE, study of the PARADIGM trial, partially conducted in Tel Aviv. The OLE has not been affected by the war, although the quality of the study may be adversely affected if as a result of the war patients are unable to visit the study center or the study coordinator is not able to conduct home visits and monitor the patients. We may also elect to set up a site in Israel for a Phase 3 pivotal ALS trial of PrimeC, but this would be in addition to numerous other sites in Europe and the United States, and as a result we do not expect the timeline or quality of this trial to be adversely affected by the war. Our manufacturing is conducted in India. We do not currently anticipate any disruption to the supply chain relevant to our ongoing clinical trials and believe there are alternative sources of supply from whom we could obtain the necessary finished drug product to conduct our clinical trials. In addition, we believe we have sufficient finished product in inventory to continue our ongoing clinical trials for at least the next few months.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, there can be no assurance that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business, financial condition and results of operations.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. Some changes to Israel’s judicial system have been made, but to date, the more extensive change have not progressed. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

If we fail to maintain compliance with NASDAQ’s continued listing requirements, our shares may be delisted from the NASDAQ Capital Market.

To continue to be listed on the Nasdaq, we need to comply with the continued listing requirement, including a minimum closing bid price per share of $1.00 for 30 consecutive business days (the “Minimum Bid Price Rule”) and shareholders’ equity of at least $2.5 million (the “Minimum Equity Rule”) or minimum market value of listed securities of $35 million (the “Minimum MVLS Rule”). On December 21, 2023, we received a notice from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC indicating that we failed to comply with the continued listing requirement that we maintain either a minimum of $2,500,000 in shareholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years, as set forth in Nasdaq Listing Rule 5550(b)(1). On February 5, 2024, we submitted to the Staff a plan to regain compliance with the Minimum Equity Rule. After submitting a plan to regain compliance, Nasdaq granted us an extension to regain compliance. On January 6, 2025, we announced that we had regained compliance with the Minimum Equity Rule and we are currently subject to the Minimum MVLS Rule. Previously on September 5, 2023, we received notice from the Staff that we did not meet the Minimum Bid Price Rule; however during February 2024, we regained compliance with the Minimum Bid Price Rule.

No assurance can be given that we will be able to maintain compliance with the Minimum MVLS Rule, the Minimum Equity Rule or the Minimum Bid Price Rule or comply with the other standards that we are required to meet in order to maintain a listing on such exchange. Our failure to meet these requirements may result in our securities being delisted from Nasdaq.

If our ordinary shares are delisted from Nasdaq, we may seek to list them on other markets or exchanges or the ordinary shares may trade on the pink sheets. In the event of such delisting, our shareholders’ ability to trade, or obtain quotations of the market value of, our ordinary shares would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities. In addition, the substantially decreased trading in the ordinary shares and decreased market liquidity of the ordinary shares as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws, which could materially adversely affect our ability to obtain financing on acceptable terms, if at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. Additionally, the market price of the ordinary shares may decline further and shareholders may lose some or all of their investment. There can be no assurance that the ordinary shares, if delisted from the Nasdaq in the future, would be listed on another national or international securities exchange or on a national quotation service, the Over-The-Counter Markets or the pink sheets.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and other securities laws. Many of the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “target,” “would” and other similar expressions that are predictions of or indicate future events and future trends, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to substantial risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to a variety of factors, including, but not limited to, those identified under the section titled “Risk Factors” in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein. These risks and uncertainties include factors relating to:

●	the going concern reference in our financial statements and our need for substantial additional financing to achieve our goals;

●	our limited operating history and history of incurring significant losses and negative cash flows since our inception, which we anticipate will continue for the foreseeable future;

●	our dependence on the success of our lead product candidate, PrimeC, including our obtaining of regulatory approval to market PrimeC in the United States;

●	our limited experience in conducting clinical trials and reliance on clinical research organizations and others to conduct them;

●	our ability to advance our preclinical product candidates into clinical development and through regulatory approval;

●	the results of our clinical trials, which may fail to adequately demonstrate the safety and efficacy of our product candidates;

●	our ability to achieve the broad degree of physician adoption and use and market acceptance necessary for commercial success;

●	our reliance on third parties in marketing, producing or distributing products and research materials for certain raw materials, compounds and components necessary to produce PrimeC for clinical trials and to support commercial scale production of PrimeC, if approved;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	estimates of our expenses, revenues, capital requirements and our needs for additional financing;

●	our efforts to obtain, protect or enforce our patents and other intellectual property rights related to our product candidates and technologies;

●	our ability to maintain the listing of our ordinary shares on Nasdaq;

●	the impact of the public health, political and security situation in Israel, the U.S. and other countries in which we may obtain approvals for our products or our business;

●	the impacts on our ongoing and planned trials and manufacturing as a result of the war in Israel; and

●	those factors referred to in our most recent Annual Report on Form 20-F incorporated by reference herein in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our most recent Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus supplement.

The preceding list is not intended to be an exhaustive list of all of our risks and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, accompanying prospectus or any document incorporated herein or therein, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information.

Unless otherwise required by law, we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

You should read this prospectus supplement and the accompanying prospectus, the documents incorporated herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We may issue and sell our ordinary shares having an aggregate sales price of up to $6,525,000 from time to time. Because there is no minimum offering price for the ordinary shares that we may offer from time to time, the actual total public offering amount, commissions to Jones and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use the net proceeds from the sale of securities to advance the clinical development of our lead product candidate, PrimeC for ALS, for the clinical development and preclinical research and development in support of potential investigational new drug applications for, CogniC for AD, StabiliC for PD, and for other indications, for future research and development of new product candidates and for working capital and general corporate purposes. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares, and we anticipate that, for the foreseeable future, we will retain any future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends for at least the next several years.

The distribution of dividends may also be limited by the Israeli Companies Law, 5759-1999, or the Israeli Companies Law. Pursuant to the Israeli Companies Law, subject to certain exceptions with respect to the buyback by the Company of its ordinary shares, the distribution amount is limited to the greater of retained earnings or earnings derived over the two most recent fiscal years, provided that there is no reasonable concern that payment of a dividend will prevent a company from satisfying its existing and foreseeable obligations as they become due. If we do not meet such criteria, then we may distribute dividends only with court approval. As of December 31, 2025, we did not have distributable earnings pursuant to the Israeli Companies Law. Dividend distributions may be determined by our board of directors, as our amended and restated articles of association do not provide that such distributions require shareholder approval.

CAPITALIZATION

The table below sets forth our total capitalization:

●	on an actual basis as of June 30, 2025; and

●	on a pro forma basis, giving effect to the following events that occurred after June 30, 2025 (i) the issuance of 2,623,876 ordinary shares that were issued pursuant to the Capital on Demand Sales Agreement, or the Sales Agreement, entered with JonesTrading Institutional Services LLC on August 16, 2024, or the August 2024 Sales Agreement, for net proceeds of approximately $2,861,860, (ii) the issuance of 333,334 ordinary shares for gross proceeds of approximately $0.5 million (before deducting offering expenses payable by us of approximately $28,000) in a private placement which took place in September 2025 (the “September 2025 Private Placement”) and (iii) the issuance of 71,074 ordinary shares that were issued pursuant to Standby Equity Purchase Agreement, or the SEPA, entered with YA II PN, LTD On October 31, 2024 for net proceeds of $70,274 (collectively, the “Pro Forma Adjustments”).

●	on a pro forma as adjusted basis, giving further effect to the sale of an aggregate of 7,171,117 ordinary shares at an assumed price of $0.9099 per ordinary share, the last reported sale price of our ordinary shares on January 27, 2026, for aggregate net proceeds of approximately $6.33 million, after deducting sales agent fees and estimated aggregate offering expenses payable by us.

The pro forma and pro forma as adjusted amounts shown below are unaudited, represent management’s estimate, and their accounting treatment has not completed. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement.

	As of June 30, 2025
	(Actual)	(Pro Forma)	(Pro Forma As Adjusted)
	(U.S.$ in thousands)
Cash	$666	$4,068	$10,397

Long term liabilities	-	-	-

Shareholders’ equity:
Share premium and capital reserve	40,850	44,252	50,581
Accumulated deficit	(41,369)	(41,369)	(41,369)
Total shareholders’ equity	(519)	2,883	9,212
Total capitalization (long-term liabilities and equity)	$(519)	$2,883	$9,212

The table above is based on 24,602,405 ordinary shares issued and outstanding as of June 30, 2025. This number excludes:

●	1,129,128 ordinary shares issuable upon the exercise of options outstanding, at a weighted average exercise price of $2.21 per share under our 2018 Share Option Plan;

●	20,000 ordinary shares issuable upon the vesting of restricted share units outstanding, some of which are under our 2018 Share Incentive Plan;

●	4,043,863 ordinary shares reserved for issuance and available for future grant under our 2018 Share Incentive Plan;

●	1,656,271 ordinary shares underlying pre-funded warrants;

●	16,535,000 ordinary shares underlying warrants with a weighted average exercise price of $1.83 per share; and

●	the Commitment Shares and the Advance Shares and any additional shares we may issue to YA pursuant to the Purchase Agreement should we elect to sell such shares to YA.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the offering price per ordinary share and the net tangible book value per ordinary share after this offering. We calculate net tangible book value per ordinary share by dividing the net tangible book value, which is tangible assets, less total liabilities, by the number of outstanding ordinary shares.

Our negative net tangible book value as of June 30, 2025, was approximately $0.5 million, or approximately $0.02 per ordinary share. Net tangible book value per ordinary share represents the amount of our total tangible assets less total liabilities divided by the total number of our ordinary shares outstanding as of June 30, 2025.

After giving effect to the Pro Forma Adjustments, our pro forma net tangible book value as of June 30, 2025, would have been $2.9 million, or $0.10 per ordinary share.

After giving further effect to the sale of an aggregate of 7,171,117 ordinary shares in this offering at an assumed price of $0.9099 per ordinary share, the last reported sale price of our ordinary shares on Nasdaq on January 27, 2026, for aggregate gross proceeds of approximately $6.5 million and after deducting sales agents fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025, would have been approximately $9.2 million, or approximately $0.26 per ordinary share. This represents an immediate increase in net tangible book value of approximately $0.28 per ordinary share to our existing shareholders, compared to the value as of June 30, 2025 and an immediate dilution in net tangible book value of approximately $0.65 per ordinary share to purchasers of the ordinary shares in this offering, as illustrated by the following table:

Assumed Public offering price per ordinary share		$0.9099
Pro forma net tangible book value per ordinary share as of June 30, 2025	$0.10
Increase in pro forma net tangible book value per ordinary share attributable to investors purchasing ordinary shares in this offering	$0.16
Pro forma as adjusted net tangible book value per ordinary share as of June 30, 2025, after giving effect to this offering		$0.26
Dilution per ordinary share to investors purchasing ordinary shares in the offering		$0.6499

The table above assumes for illustrative purposes that an aggregate of 7,171,117 ordinary shares are sold pursuant to this prospectus supplement at a price of $0.9099 per share, the last reported sale price of our ordinary shares on the Nasdaq Capital Market on January 27, 2026, for aggregate gross proceeds of $6,525,000. The ordinary shares sold in this offering, if any, will be offered or sold from time to time pursuant to the terms of the Sales Agreement. A $0.10 increase in the assumed public offering price of $0.9099 per share, the last reported sale price of our ordinary shares on the Nasdaq Capital Market on January 27, 2026, for aggregate gross proceeds of approximately $7.2 million, would increase our pro forma as adjusted net tangible book value per share to $0.28, resulting in dilution to investors purchasing ordinary shares in this offering of $0.73 per share, after deducting commissions and estimated offering expenses payable by us. A $0.10 decrease in the assumed public offering price of $0.9099 per share, the last reported sale price of our ordinary shares on the Nasdaq Capital Market on January 27, 2026, for aggregate gross proceeds of approximately $5.8 million, would decrease our as pro forma as adjusted net tangible book value per share to $0.24, resulting in dilution to investors purchasing ordinary shares in this offering of $0.77 per share, after deducting commissions and estimated offering expenses payable by us.

The table above is based on 24,602,405 ordinary shares issued and outstanding as of June 30, 2025. This number excludes:

●	1,129,128 ordinary shares issuable upon the exercise of options outstanding, at a weighted average exercise price of $2.21 per share under our 2018 Share Option Plan;

●	20,000 ordinary shares issuable upon the vesting of restricted share units outstanding, some of which are under our 2018 Share Incentive Plan;

●	4,043,863 ordinary shares reserved for issuance and available for future grant under our 2018 Share Incentive Plan;

●	1,656,271 ordinary shares underlying pre-funded warrants;

●	16,535,000 ordinary shares underlying warrants with a weighted average exercise price of $1.83 per share; and

●	the Commitment Shares and the Advance Shares and any additional shares we may issue to YA pursuant to the Purchase Agreement should we elect to sell such shares to YA.

To the extent that outstanding options or warrants are exercised, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Jones under which we may issue and sell ordinary shares from time to time through or to Jones, acting as sales agent or principal. Sales of our ordinary shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time that we wish to issue and sell our ordinary shares under the Sales Agreement, we will provide Jones with a placement notice describing the amount of ordinary shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of ordinary shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, Jones, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market LLC, to sell our ordinary shares under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or Jones may suspend the offering of ordinary shares pursuant to a placement notice upon notice and subject to other conditions.

Unless the parties agree otherwise, settlement for sales of ordinary shares will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jones may agree upon.

We will pay Jones commissions for its services in acting as our sales agent in the sale of our ordinary shares pursuant to the Sales Agreement. Jones will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our ordinary shares on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse Jones for the fees and expenses of its legal counsel) in an amount not to exceed (a) $50,000 in connection with the Sales Agreement, (b) in an amount not to exceed $2,500 per calendar quarter thereafter payable in connection with each Representation Date (as defined in the Sales Agreement) with respect to which we are obligated to deliver a bringdown certificate (for which no waiver is applicable), and (c) in an amount not to exceed $15,000 for each program “refresh” executed pursuant to the Sales Agreement.

We estimate that the total expenses for this offering, excluding compensation payable to Jones and certain expenses reimbursable to Jones under the terms of the Sales Agreement, will be approximately $145,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such ordinary share.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of ordinary shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of the ordinary shares on our behalf, Jones will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jones will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Jones against certain civil liabilities, including liabilities under the Securities Act.

Jones will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, Jones will not engage in any transactions that stabilizes our ordinary shares.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) termination of the Sales Agreement as permitted therein, or (ii) mutual agreement by the parties. We may terminate the Sales Agreement in our sole discretion at any time by giving three days’ prior notice to Jones. Jones may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving three days’ prior notice to us.

The Sales Agreement has been filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K that we filed with the SEC in connection with this offering and is incorporated into this prospectus supplement by reference.

Jones and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

This prospectus supplement in electronic format may be made available on a website maintained by Jones, and Jones may distribute this prospectus supplement electronically.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Goldfarb Gross Seligman & Co. Certain legal matters with respect to U.S. law will be passed upon for us by Greenberg Traurig, P.A. Certain legal matters will be passed upon for the sales agent by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The consolidated financial statements of NeuroSense Therapeutics Ltd. as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses and its expectation to incur significant additional losses raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, with respect to the securities offered by this prospectus supplement. However, as is permitted by the rules and regulations of the SEC, this prospectus supplement, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus supplement, please refer to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-41084). These filings contain important information which does not appear in this prospectus supplement. The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus supplement the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus supplement have been sold or de-registered:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 7, 2025;

●	our Reports on Form 6-K filed with the SEC on April 7, 2025, April 24, 2025, May 7, 2025, June 26, 2025, July 10, 2025, August 1, 2025, August 20, 2025, August 21, 2025, September 2, 2025, September 4, 2025, September 4, 2025, September 10, 2025, September 25, 2025, October 6, 2025, December 4, 2025, December 8, 2025, December 22, 2025 and January 6, 2026 (in each case, to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

●	the description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on November 18, 2021, including any subsequent amendment or any report filed for the purpose of updating such description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

We will provide each person, including any beneficial owner to whom a prospectus is delivered, without charge, upon a written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to NeuroSense Therapeutics Ltd., 11 HaMenofim Street, Building B, Herzliya, 4672562, Israel, Attn: Or Eisenberg, telephone number +972587531153. You may also obtain information about us by visiting our website at www.neurosense-tx.com. Information contained in our website is not part of this prospectus supplement.

EXPENSES

The following table sets forth costs and expenses, other than any sales agent fees and expenses, we expect to incur in connection with the offering.

Legal fees and expenses	$125,000	*
Accounting fees and expenses	$5,000	*
Printing expenses	$5,000	*
Miscellaneous fees and expenses	$5,000	*

Total	$140,000	*

*	denotes estimate

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Exculpation, Insurance and Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. A company may not exculpate in advance a director from liability arising from a breach of his or her duty of care in connection with a prohibited dividend or distribution to shareholders.

As permitted under the Companies Law, our amended and restated articles of association provide that we may ndemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event:

●	a monetary liability incurred by or imposed on the office holder in favor of another person pursuant to a court judgment, including pursuant to a settlement confirmed as judgment or arbitrator’s decision approved by a competent court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, which were incurred by the office holder as a result of an investigation or proceeding filed against the office holder by an authority authorized to conduct such investigation or proceeding, provided that such investigation or proceeding was either (i) concluded without the filing of an indictment against such office holder and without the imposition on him of any monetary obligation in lieu of a criminal proceeding, (ii) concluded without the filing of an indictment against the office holder but with the imposition of a monetary obligation on the office holder in lieu of criminal proceedings for an offense that does not require proof of criminal intent or (iii) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or which were imposed on the office holder by a court (i) in a proceeding instituted against him or her by the company, on its behalf, or by a third party, (ii) in connection with criminal indictment of which the office holder was acquitted or (iii) in a criminal indictment for which the office holder was convicted of an offense that does not require proof of criminal intent;

●	expenses he or she incurs as a result of administrative proceedings that may be instituted against him or her under Israeli securities laws, if applicable, and payments made to injured persons under specific circumstances thereunder; and

●	any other matter in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder in the company.

As permitted under the Companies Law, our amended and restated articles of association provide that we may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder:

●	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to another person, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a monetary liability imposed on the office holder in favor of a third party;

●	expenses he or she incurs as a result of administrative proceedings that may be instituted against him or her under the Israeli securities laws if applicable, and payments made to injured persons under specific circumstances thereunder; and

●	any other matter in respect of which it is permitted or will be permitted under applicable law to insure the liability of an office holder in the company.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which controlling shareholders have a personal interest, also by the shareholders.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy. As of the date of this prospectus, no claims for directors’ and officers’ liability insurance have been filed under this policy and we are not aware of any pending or threatened litigation or proceeding involving any of our office holders, including our directors, in which indemnification is sought.

We have entered into agreements with each of our current office holders exculpating them from a breach of their duty of care to us to the fullest extent permitted by law, subject to limited exceptions, and undertaking to indemnify them to the fullest extent permitted by law, including, with respect to liabilities resulting from this offering, to the extent that these liabilities are not covered by insurance. This indemnification is limited, with respect to any monetary liability imposed in favor of a third party, to events determined as foreseeable by the board of directors based on our activities. The maximum aggregate amount of indemnification that we may pay to our office holders based on such indemnification agreement is the greater of (i) an amount equal to 25% of our shareholders’ equity on a consolidated basis, based on our most recent financial statements made publicly available before the date on which the indemnity payment is made, and (ii) $25 million. Such indemnification amounts are in addition to any insurance amounts. These indemnification agreements supersede all previous letters of indemnification that we have provided to him or her in the past, if any. However, in the opinion of the SEC, indemnification of office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Document ***
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Articles of Association (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1/A, filed with the SEC on December 6, 2021)
4.1	Form of Indenture relating to the issuance of debentures, notes, bonds or other evidences of indebtedness (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-3, filed with the SEC on January 19, 2023).
4.2*	Form of Warrant Agreement (including form of Warrant Certificate).
4.3*	Form of debt security
4.4*	Form of Subscription Right Agreement (including form of Right Certificate).
4.5*	Form of Unit Agreement (including form of Unit Certificate).
5.1	Opinion of Goldfarb Gross Seligman & Co., Israeli counsel to the Registrant.
5.2	Opinion of Greenberg Traurig, P.A. legal counsel to the registrant.
23.1	Consent of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm for the Registrant.
23.2	Consent of Goldfarb Gross Seligman & Co. (included in Exhibit 5.1).
23.3	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.2).
24.1	Powers of Attorney (included in signature page to Registration Statement).
25.1**	Statement of Eligibility of Trustee under the Debt Indenture.
107	Filing Fee Table

*	To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 10. Undertakings

(1) The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f) that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 8, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(6) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herzliya, Israel on January 29, 2026.

NEUROSENSE THERAPEUTICS LTD.

By:	/s/ Or Eisenberg
Name:	Or Eisenberg
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Mr. Alon Ben-Noon and Mr. Or Eisenberg, and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on the dates and in the capacities indicated.

Signature	Title

/s/ Mark Leuchtenberger	Chairman of the Board of Directors	January 29, 2026
Mark Leuchtenberger

/s/ Alon Ben-Noon	Chief Executive Officer and Director	January 29, 2026
Alon Ben-Noon	(Principal Executive Officer and Director)

/s/ Or Eisenberg	Chief Financial Officer	January 29, 2026
Or Eisenberg	(Principal Financial Officer and Principal Accounting Officer)

/s/ Revital Mandil-Levin	Director	January 29, 2026
Revital Mandil-Levin

/s/ Cary Claiborne	Director	January 29, 2026
Cary Claiborne

/s/ Christine Pellizzari	External Director	January 29, 2026
Christine Pellizzari

/s/ Roy Golan	External Director	January 29, 2026
Roy Golan

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this Registration Statement on Form F-3 on this 29th day of January, 2026.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice-President, Authorized U.S. Representative – Cogency Global